Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

21st CENTURY HOLDING COMPANY REPORTS
2006 YEAR-END EARNINGS

Lauderdale Lakes, Florida, March 8, 2007 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter ended December 31, 2006 (see included tables).

For the three months ended December 31, 2006, the Company reported a net loss of $4,050,889, or $0.52 per share on 7,846,037 average shares outstanding, as compared to net income of $1,418,991 or $0.22 per share on 6,502,350 average shares outstanding in the same three-month period last year.

For the twelve months ended December 31, 2006, the Company reported net income of $13,896,267, or $1.84 per share on 7,537,550 average undiluted shares outstanding, as compared to net income of $12,115,530 or $1.95 per share on 6,228,043 average undiluted shares outstanding in the same twelve-month period last year. On a diluted share basis, the Company reported earnings of $1.72 per share, based on 8,085,722 average diluted shares outstanding, as compared to $1.83 per share on 6,628,076 average diluted shares outstanding for the twelve months ended December 31, 2005.

Net premiums earned decreased $4.0 million or 18.4% to $17.6 million for the three months ended December 31, 2006 as compared to $21.5 million for the same three month period last year. Net premiums earned increased $6.9 million or 8.3% to $89.8 million for the twelve months ended December 31, 2006 as compared to $83.0 million for the same twelve month period last year.

Total revenues decreased $2.3 million or 9.5% to $22.2 million for the three months ended December 31, 2006, as compared to $24.5 million for the same three-month period last year. Total revenues increased $9.7 million or 10.3% to $104.4 million for the twelve months ended December 31, 2006, as compared to $94.7 million for the same twelve month period last year.

Edward J. (Ted) Lawson, Chairman, CEO, and President, said, “The reasons for the Company reporting a loss in our fourth quarter will be discussed in our conference call today. We are however, confident that the matters are non operational in nature and behind us. Our first quarter earnings should be reported by the end of next month and will not only be positive, but should reflect the beginning of an anticipated record year performance.”

The Company will hold an investor conference call at 4:30 PM (ET) today, March 8, 2007. Mr. Lawson and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 9482800. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company

The Company, through its subsidiaries, underwrites general liability insurance homeowners’ property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia, South Carolina, Missouri and Arkansas offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers’ lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.
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21st CENTURY HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
Revenue:	2006	2005	2006	2005
Gross premiums written	$42,633,645	$32,625,110	$153,664,893	$119,440,297
Gross premiums ceded	(6,769,878)	(19,271,029)	(67,519,911)	(31,413,815)

Net premiums written	35,863,767	13,354,081	86,144,982	88,026,482

Increase (Decrease) in prepaid reinsurance premiums	(12,602,067)	12,060,987	20,193,320	6,623,354
(Increase) in unearned premiums	(5,682,731)	(3,877,832)	(16,503,848)	(11,686,340)
Net change in prepaid reinsurance premiums and unearned premiums	(18,284,798)	8,183,155	3,689,472	(5,062,986)

Net premiums earned	17,578,969	21,537,236	89,834,454	82,963,496
Finance revenue	218,738	716,881	1,686,062	3,566,870
Managing general agent fees	641,710	608,441	2,624,817	2,420,017
Net investment income	1,551,798	1,065,056	5,932,683	3,841,154
Net realized investment gains	320,238	173,273	1,062,862	458,306
Other income	1,862,069	400,720	3,259,874	1,419,494

Total revenue	22,173,522	24,501,607	104,400,752	94,669,337

Expenses:
Loss and loss adjustment expenses	17,216,951	15,841,968	44,399,908	48,336,430
Operating and underwriting expenses	4,767,588	2,822,763	13,160,073	8,219,324
Salaries and wages	1,701,472	1,624,665	7,010,937	6,384,082
Interest expense	110,341	273,746	655,796	1,397,639
Policy acquisition costs, net of amortization	4,472,951	3,592,389	17,516,727	14,561,110

Total expenses	28,269,303	24,155,531	82,743,441	78,898,585

Income (loss) from cont’d ops before provision for income tax expense	(6,095,781)	346,076	21,657,311	15,770,752
Provision (benefit) for income tax expense	(2,044,892)	(1,072,915)	7,761,044	4,689,826
Net income (loss) from continuing operations	(4,050,889)	1,418,991	13,896,267	11,080,926
Discontinued operations:
Income from discontinued operations (including gain on disposal of $0 and $1,630,000, respectively)	—	—	—	1,630,000
Provision for income tax expense	—	—	—	595,396
Income from discontinued operations	—	—	—	1,034,604
Net income (loss)	$(4,050,889)	$1,418,991	$13,896,267	$12,115,530
Basic net income (loss) per share from continuing operations	$(0.52)	$0.22	$1.84	$1.78
Basic net income per share from discontinued operations	$—	$—	$—	$0.17
Basic net income (loss) per share	$(0.52)	$0.22	$1.84	$1.95
Fully diluted net income (loss) per share from continuing operations	$(0.52)	$0.21	$1.72	$1.67
Fully diluted net income per share from discontinued operations	$—	$—	$—	$0.16
Fully diluted net income (loss) per share	$(0.52)	$0.21	$1.72	$1.83

Weighted average number of common shares outstanding	7,846,037	6,502,350	7,537,550	6,228,043

Weighted average number of common shares outstanding (assuming dilution)	7,846,037	6,872,879	8,085,722	6,628,076

Dividends declared per share	$0.12	$0.08	$0.48	$0.32

21st CENTURY HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet

	Period Ending
	12/31/06	12/31/05
Total Cash & Investments	$142,750,333	$106,157,869
Total Assets	$212,297,686	$290,154,753
Unpaid Loss and Loss Adjustment Expense	$39,615,478	$154,038,543
Total Liabilities	$146,454,268	$249,387,383
Total Shareholders’ Equity	$65,843,418	$40,767,370
Common Stock Outstanding	7,896,919	6,771,864
Book Value Per Share	$8.34	$6.02

Premium Breakout
	3 Months Ending		12 Months Ending
Line of Business	12/31/06	12/31/05	12/31/06	12/31/05
	(Dollars in thousands)
Homeowners’	$33,523	$22,820	$114,388	$76,182
General Liability	8,463	5,616	33,213	22,593
Automobile	648	4,189	6,064	20,665

Gross Written Premiums	$42,634	$32,625	$153,665	$119,440

Commercial General Liability
Written Premium by State
	3 Months Ending		12 Months Ending
State	12/31/06	12/31/05	12/31/06	12/31/05
	(Dollars in thousands)
Florida	$5,796	$3,773	$23,965	$18,293
Georgia	575	281	1,805	1,258
Kentucky	9	—	9	—
Louisiana	1,509	1,561	5,743	3,042
South Carolina	77	—	77	—
Texas	464	—	1,581	—
Virginia	10	—	10	—

Gross Written Premiums	$8,441	$5,615	$33,190	$22,593

Loss Ratios
	3 Months Ending		12 Months Ending
Line of Business	12/31/06	12/31/05	12/31/06	12/31/05
Homeowners’	103.9%	67.6%	46.7%	65.5%
General Liability	87.3%	24.7%	37.6%	19.1%
Automobile	117.7%	128.9%	84.0%	75.5%
All Lines	97.9%	73.6%	49.4%	58.3%